EXHIBIT 99.3

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 give effect to the acquisition by Genesis Energy, L.P. (“Genesis” or the “Company”) of interests in several Gulf of Mexico crude oil pipeline systems from Marathon Oil Company. The acquired pipeline interests (the “Acquired Interests”) include a 28% interest in Poseidon Oil Pipeline Company, L.L.C. (“Poseidon”), a 100% interest in Marathon Offshore Pipeline, LLC (“MOPL”), and a 29% interest in Odyssey Pipeline L.L.C (“Odyssey”). MOPL (subsequently named GEL Offshore Pipeline, LLC) includes a 23% interest in the Eugene Island crude oil pipeline system and a 100% interest in two small offshore pipelines. These pro forma financial statements, including the related assumptions and adjustments described in the notes thereto, are referred to as the Unaudited Pro Forma Financial Statements. See Note 1 below for additional information related to the acquired pipeline interests.

The Unaudited Pro Forma Statements are based upon the (i) historical audited financial statements of the Company, Poseidon and MOPL, and (ii) historical financial information of Odyssey. The acquired ownership interests in Poseidon and Odyssey are accounted for under the equity method of accounting and are presented in the accompanying pro forma financial statements accordingly. The acquisition of MOPL was accounted for using the acquisition method in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). The assets acquired and liabilities assumed from MOPL have been recorded at their estimated fair values on a preliminary basis. The preliminary allocation of fair value used in the Unaudited Pro Forma Financial Statements is based on management’s preliminary valuation. The estimates and assumptions are subject to change upon finalization of the valuation. Actual amounts recorded upon finalization of estimates of fair values may differ from the information presented in the Unaudited Pro Forma Financial Statements. However, it is not anticipated that any final adjustments will have a material impact on the Company’s pro forma operating results.

The Unaudited Pro Forma Financial Statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Genesis’ Annual Report on Form 10-K for the year ended December 31, 2011, and the audited financial statements of Poseidon and MOPL included in this current report on Form 8-K/A. Separate financial statements of Odyssey are excluded as it is insignificant in relation to the other acquired pipeline interests and to the Company’s financial position and results of operations.

The Unaudited Pro Forma Financial Statements were prepared assuming that the acquisition of the pipeline interests and the related borrowings to fund the acquisition were consummated as of December 31, 2011 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet, and as of January 1, 2011 for the Unaudited Pro Forma Condensed Consolidated Statement of Operations. The Unaudited Pro Forma Financial Statements have been prepared based upon assumptions deemed appropriate by Genesis and may not be indicative of actual results.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2011

(In thousands)

		Historical		Historical
		28% Equity		29% Equity
	Historical	Interest in	Historical	Interest in	Pro Forma		Pro Forma
	Genesis	Poseidon	MOPL	Odyssey	Adjustments		Genesis
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,817		$200				$11,017
Accounts receivables—trade, net	237,989		747				238,736
Inventories	101,124						101,124
Other	26,174						26,174

Total current assets	376,104	—	947	—	—		377,051
FIXED ASSETS, at cost	541,138		31,540		(22,722	)A	568,871
					18,915	B
Less: Accumulated depreciation	(124,213)		(22,722)		22,722	A	(124,213)

Net fixed assets	416,925	—	8,818	—	18,915		444,658
NET INVESTMENT IN DIRECT
FINANCING LEASES, net of unearned income	162,460						162,460
EQUITY INVESTEES	326,947	34,532		1,320	11,179	C	510,264
					136,286	D
INTANGIBLE ASSETS, net of amortization	93,356						93,356
GOODWILL	325,046						325,046
OTHER ASSETS, net of amortization	30,006						30,006

TOTAL ASSETS	$1,730,844	$34,532	$9,765	$1,320	$166,380		$1,942,841

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable—trade	$199,357		$218				$199,575
Accrued liabilities	50,071		6				50,077

Total current liabilities	249,428	—	224	—	—		249,652
SENIOR SECURED CREDIT FACILITIES	409,300				205,900	E	615,200
SENIOR UNSECURED NOTES	250,000						250,000
DEFERRED TAX LIABILITIES	12,549		183		(183	)F	12,549
OTHER LONG-TERM LIABILITIES	16,929		5,873				22,802
PARTNERS’ CAPITAL:
Common unitholders	792,638						792,638
Equity		34,532	3,485	1,320	(39,337	)G	—

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,730,844	$34,532	$9,765	$1,320	$166,380		$1,942,841

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(In thousands, except amounts per unit)

		Historical		Historical
		28% Equity		29% Equity
	Historical	Interest in	Historical	Interest in	Pro Forma		Pro Forma
	Genesis	Poseidon	MOPL	Odyssey	Adjustments		Genesis
REVENUES:
Supply and logistics	$2,825,768						$2,825,768
Refinery services	201,711						201,711
Pipeline transportation services	62,190		7,024				69,214

Total revenues	3,089,669	—	7,024	—	—		3,096,693

COSTS AND EXPENSES:
Supply and logistics costs:
Product costs	2,643,687						2,643,687
Operating costs	123,121						123,121
Refinery services operating costs	126,782						126,782
Pipeline transportation operating costs	16,964		935		906	H	18,805
General and administrative	34,473		796		(485	)I	34,784
Depreciation and amortization	61,926		1,126		1,892	J	64,944
Net loss on disposal of surplus assets	264						264

Total costs and expenses	3,007,217	—	2,857	—	2,313		3,012,387

OPERATING INCOME	82,452	—	4,167	—	(2,313)		84,306
Equity in earnings of equity investees	3,347	15,375		1,674	(4,543	)K	14,735
					(1,118	)L
Interest expense	(35,767)				(6,177	)M	(41,944)

Income from continuing operations before income taxes	50,032	15,375	4,167	1,674	(14,151)		57,097
Income tax benefit (expense)	1,217		(1,459)		1,459	N	1,217

INCOME FROM CONTINUING OPERATIONS	$51,249	$15,375	$2,708	$1,674	$(12,692)		$58,314

NET INCOME ATTRIBUTABLE TO
GENESIS ENERGY, L.P. PER COMMON UNIT:
Basic and Diluted	$0.75						$0.86

WEIGHTED AVERAGE OUTSTANDING
COMMON UNITS:
Basic and Diluted	67,938						67,938

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except where otherwise indicated)

Note 1. Acquisition of the Gulf of Mexico Pipeline Interests

On January 3, 2012, Genesis acquired from Marathon Oil Company interests in several Gulf of Mexico crude oil pipeline systems described below. The total purchase price was $205.9 million, subject to post-closing adjustments. The purchase price was funded with cash available under our credit facility.

Poseidon is comprised of a 367-mile network of crude oil pipelines, varying in diameter from 16 to 24 inches, with capacity to deliver approximately 400,000 barrels per day of crude oil from developments in the central and western offshore Gulf of Mexico to other pipelines and terminals onshore and offshore Louisiana. MOPL includes a 23% interest in the Eugene Island system and a 100% interest in two small offshore pipelines. The Eugene Island system is comprised of a 183-mile network of crude oil pipelines, the main pipeline of which is 20 inches in diameter, with capacity to deliver approximately 200,000 barrels per day of crude oil from developments in the central Gulf of Mexico to other pipelines and terminals onshore Louisiana. Odyssey is comprised of a 120-mile network of crude oil pipelines, varying in diameter from 12 to 20 inches, with capacity to deliver up to 300,000 barrels per day of crude oil from developments in the eastern Gulf of Mexico to other pipelines and terminals onshore Louisiana.

Note 2. Pro Forma Adjustments

The following adjustments are included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statement of Operations to reflect the estimated impact of the acquisition on the historical combined results of Genesis and the Acquired Interests.

(A)	Adjustment to eliminate historical accumulated depreciation recorded by MOPL.
(B)	Adjustment to reflect the excess of the preliminary fair value allocation over historical cost related to the acquisition of MOPL fixed assets. The preliminary allocation of fair value for MOPL is summarized as follows (in thousands):

Cash and cash equivalents	$200
Accounts receivable	747
Fixed assets	27,733
Accounts payable	(218)
Accrued liabilities	(6)
Other long-term liabilities	(5,873)

Total fair value allocated	$22,583

(C)	Adjustment to reflect the excess of the allocated fair value of $12.5 million over Genesis’ 29% interest of Odyssey’s historical members’ equity, which was $1.3 million at December 31, 2011.
(D)	Adjustment to reflect the excess of the allocated fair value of $170.8 million over Genesis’ 28% interest of Poseidon’s historical members’ equity, which was $34.5 million at December 31, 2011.
(E)	Adjustment to reflect the borrowings under our senior secured credit facility used to fund the acquisition.
(F)	Adjustment to exclude tax liabilities of MOPL that Genesis is not assuming.
(G)	Adjustment to eliminate the historical equity of the Acquired Interests.
(H)	Adjustment to reflect incremental insurance expense incurred as a result of the acquisition. Each partner in Poseidon and Odyssey is responsible for providing its own insurance coverage.
(I)	Adjustment to eliminate transaction costs for this transaction included in Genesis’ 2011 historical general and administrative expenses.
(J)	Adjustment to record depreciation expense for MOPL based on the preliminary allocation of fair values to fixed assets using estimated weighted-average useful lives of the underlying assets of 10 years.
(K)	Adjustment to reflect the amortization of the excess of Genesis’ investment over its share of historical members’ equity on the balance sheet of Poseidon. Genesis paid $136.3 million more for its interest in the entity than its share of Poseidon’s historical members’ equity at the date of the acquisition. This excess amount is amortized using the straight-line method over the estimated remaining useful life of the Poseidon assets of approximately 30 years.

GENESIS ENERGY, L.P.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except where otherwise indicated)

(L)	Adjustment to reflect the amortization of the excess of Genesis’ investment over its share of historical members’ equity on the balance sheet of Odyssey. Genesis paid $11.2 million more for its interest in the entity than its share of Odyssey’s historical members’ equity at the date of the acquisition. This excess amount is amortized using the straight-line method over the remaining useful life of the Odyssey assets of approximately 10 years.
(M)	Adjustment to record interest expense for the borrowings to fund the acquisition at a weighted average rate of 3% under Genesis’ senior secured credit facility.
(N)	Adjustment to eliminate the historical corporate income tax expense recorded by MOPL as Genesis is not a taxable entity for federal income tax purposes.